Exhibit 10.2

Vislink Technology, Inc.
Non-Employee Director Restricted Shares Agreement

(the “Agreement”)

Name of Grantee:	(the “Grantee”)
No. of Restricted Shares:	(the “Restricted Shares”)
Grant Date:	(the “Grant Date”)

Vislink Technology, Inc. (the “Company”), hereby enters into this Restricted Shares Agreement with the undersigned non-employee director of the Company (the “Grantee”), pursuant to which the Company hereby grants to the Grantee, as of the date hereof, the number of shares of Common Stock set forth above, which shall be granted in the form of Restricted Shares.

Notwithstanding anything in this Agreement to the contrary, the grant of the Restricted Shares pursuant to this Agreement shall be subject to, and governed by, all the terms and conditions of the Company’s 2016 Incentive Compensation Plan (the “Plan”). To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

1. Transfer Restrictions. The Restricted Shares may not be sold, assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company until such Restricted Shares have vested and cease to be subject to a risk of forfeiture. The Restricted Shares shall be subject to a risk of forfeiture upon the Grantee’s Termination of Affiliation until the Vesting Date (as defined in Section 3 below).

2. Stock Power and Delivery of Restricted Shares. The Restricted Shares will be held by the Company for the Grantee until the applicable Vesting Date. Upon issuance of the Restricted Shares in the Grantee’s name, the Grantee will be the holder of record of the Restricted Shares and will have all rights of a shareholder with respect to such shares (including the right to vote such shares at any meeting of shareholders of the Company and the right to receive all dividends paid with respect to such shares). The Grantee agrees that the issuance of the Restricted Shares is expressly conditioned upon the Grantee’s execution and delivery to the Company of a stock power substantially in the form of attached hereto relating to the Restricted Shares.

If any Restricted Shares are forfeited hereunder at any time prior to the applicable Vesting Date of such Restricted Shares, appropriate officers of the Company shall direct the transfer agent and registrar of the Company’s Common Stock to make appropriate entries upon their records showing cancellation of such Restricted Shares.

Upon vesting of any shares of Restricted Shares hereunder in accordance with Section 3 below, the Company shall cancel the stock power with respect to such vested shares of the Company’s Common Stock and the Company shall deliver such shares to the Grantee. Thereafter, such shares shall cease to be Restricted Shares, and shall be nonforfeitable and freely transferable except as may be required by applicable securities or other laws and any contractual obligations of the Grantee.

3. Vesting. The Restricted Shares granted herein shall vest as of the earliest of (i) the first anniversary of the Grant Date, (ii) the close of business that is one business day prior to the Corporation’s next annual stockholder meeting following the Grant Date and (iii) a Change of Control of the Company (as defined in the Plan). If the Grantee’s ceases to be a non-employee director of the Company for any reason prior to the Vesting Date, the Grantee will immediately forfeit all Restricted Shares granted herein, and all of the Grantee’s rights to and interest in such Restricted Shares shall terminate upon forfeiture without payment of any consideration.

4. Miscellaneous Provisions.

(a) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.

(c) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(d) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the grant date first above written.

VISLINK TECHNOLOGIES, INC.

By:

Its:

Grantee

Address:

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Vislink Technology, Inc., (the “Corporation”), and _______________ (the “Grantee”) dated as of __________, 20__, the Grantee hereby sells, assigns and transfers to the Corporation, an aggregate _____ shares of Common Stock of the Corporation, standing in the Grantee’s name on the books and transfer agent records of the Corporation and to which this instrument relates, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books and transfer agent records of the Corporation, with full power of substitution in the premises.

Dated ____________, 20__

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line and to print your name above. The purpose of the assignment is to enable the Corporation to exercise certain rights set forth in the Restricted Shares Agreement without requiring additional signatures on the part of the Grantee.)